Exhibit 8.1

                 Federal Tax Opinion of Breyer & Associates PC

                     [LETTERHEAD OF BREYER & ASSOCIATES PC]

                                                                   June 20, 2003

Boards of Directors
Rainier Pacific Savings Bank
Rainier Pacific Financial Group, Inc.
3700 Pacific Highway East, Suite 200
Fife, Washington 98424

         Re: Certain Federal Income Tax Consequences Relating to Proposed Holding Company Conversion of Rainier Pacific Savings Bank

To the Boards of Directors:

      In accordance with your request, set forth herein is the opinion of this firm relating to certain federal income tax consequences of (i) the proposed conversion of Rainier Pacific Savings Bank (the "Bank") from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank (the "Converted Bank") (the "Stock Conversion") and (ii) the concurrent acquisition of 100% of the outstanding capital stock of the Converted Bank by a parent holding company formed at the direction of the Board of Directors of the Bank and known as "Rainier Pacific Financial Group, Inc." (the "Holding Company").

      For purposes of this opinion, we have examined such documents and questions of law as we have considered necessary or appropriate, including but not limited to the Plan of Conversion as adopted by the Bank's Board of Directors on March 22, 2003 (the "Plan"); the mutual charter and bylaws of the Bank; the articles of incorporation and bylaws of the Holding Company; the Affidavit of Representations dated June 20, 2003 provided to us by the Bank and the Holding Company (the "Affidavit") and the Prospectus (the "Prospectus") included in the Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC"). In such examination, we have assumed, and have not independently verified, the genuineness of all signatures on original documents where due execution and delivery are requirements to the effectiveness thereof. Terms used but not defined herein, whether capitalized or not, shall have the same meaning as defined in the Plan.

                                   BACKGROUND

      Based solely upon our review of such documents, and upon such information as the Bank and the Holding Company have provided to us (which we have not attempted to verify in any respect), and in reliance upon such documents and information, we set forth herein a general

                                                          BREYER & ASSOCIATES PC
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Boards of Directors
Rainier Pacific Savings Bank
Rainier Pacific Financial Group, Inc.
June 20, 2003
Page 2

summary of the relevant facts and proposed transactions, qualified in its entirety by reference to the documents cited above.

      The Bank is a Washington-chartered mutual savings bank which is in the process of converting to a Washington-chartered stock savings bank. The Bank was initially organized in 1932. The Bank is a member of the Federal Home Loan Bank System and its deposits are federally insured under the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). The Bank's and the Holding Company's principal executive offices are located in Fife, Washington.

      The Bank is a community-based savings bank primarily serving Pierce County and the City of Federal Way, Washington. The Bank is engaged primarily in the business of attracting deposits from its market area and using such funds to generate consumer loans, loans secured by first mortgages on owner-occupied one- to four-family residences, multi-family and commercial real estate loans, and real estate construction and land loans. At March 31, 2003, the Bank had total assets of $530.9 million, deposits of $307.0 million and equity of $42.9 million, on a consolidated basis.

      As a Washington-chartered mutual savings bank, the Bank has no authorized capital stock. Instead, the Bank, in mutual form, has a unique equity structure. A savings depositor of the Bank is entitled to payment of interest on his account balance as declared and paid by the Bank, but has no right to a distribution of any earnings of the Bank except for interest paid on his deposit. Rather, such earnings become retained earnings of the Bank.

      However, a savings depositor does have a right to share pro rata, with respect to the withdrawal value of his respective savings account, in any liquidation proceeds distributed if the Bank is ever liquidated. Savings depositors are members of the Bank and thereby have voting rights in the Bank. Each savings depositor is entitled to cast votes in proportion to the size of their account balances or fraction thereof held in a withdrawable deposit account of the Bank. All of the interests held by a savings depositor in the Bank cease when such depositor closes his accounts with the Bank.

      The Holding Company was incorporated on May 23, 2003 under the laws of the State of Washington as a general business corporation in order to act as a savings institution holding company. The Holding Company has an authorized capital structure of 49 million shares of common stock and one million shares of preferred stock.

                                                          BREYER & ASSOCIATES PC
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Boards of Directors
Rainier Pacific Savings Bank
Rainier Pacific Financial Group, Inc.
June 20, 2003
Page 3

                              PROPOSED TRANSACTION

      Management of the Bank and the Holding Company believes that the Stock Conversion offers a number of advantages which will be important to the future growth and performance of the Holding Company and the Converted Bank in that it is intended to support the Bank's current lending and investment activities and also support possible future expansion and diversification of operations; afford the Bank's members and others the opportunity to become shareholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Converted Bank; and enable the Holding Company and the Converted Bank to raise additional capital in the public equity or debt markets should the need arise.

      Accordingly, pursuant to the Plan, the Bank will undergo the Stock Conversion whereby it will be converted from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank. As part of the Stock Conversion, the Bank will amend its existing mutual savings bank charter and bylaws to read in the form of a Washington stock charter and bylaws. The Converted Bank will then issue to the Holding Company shares of the Converted Bank's common stock representing all of the shares of capital stock to be issued by the Converted Bank in the Conversion, in exchange for payment by the Holding Company of 50% of the net proceeds realized by the Holding Company from the sale of its Common Stock, less amounts necessary to fund the Employee Stock Ownership Plan of the Bank, or such other percentage as the FDIC or Washington Department of Financial Institutions, Division of Banks (the "Division") may authorize or require.

      Also pursuant to the Plan, the Holding Company will offer its shares of Common Stock for sale in a Subscription Offering and, if necessary, a Direct Community Offering and Syndicated Community Offering. The aggregate purchase price at which all shares of Common Stock will be offered and sold pursuant to the Plan and the total number of shares of Common Stock to be offered in the Conversion will be determined by the Boards of Directors of the Bank and the Holding Company on the basis of the estimated pro forma market value of the Converted Bank as a subsidiary of the Holding Company. The estimated pro forma market value will be determined by an independent appraiser. Pursuant to the Plan, all such shares will be issued and sold at a uniform price per share. The Stock Conversion, including the sale of newly issued shares of the stock of the Converted Bank to the Holding Company, will be deemed effective concurrently with the closing of the sale of the Common Stock.

      Under the Plan and in accordance with regulations of the FDIC and the Division, the shares of Common Stock will first be offered through the Subscription Offering pursuant to non-

                                                          BREYER & ASSOCIATES PC
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Boards of Directors
Rainier Pacific Savings Bank
Rainier Pacific Financial Group, Inc.
June 20, 2003
Page 4

transferable subscription rights on the basis of preference categories in the following order of priority:

      (1)   Eligible Account Holders;

      (2)   Tax-Qualified Employee Stock Benefit Plans;

      (3)   Supplemental Eligible Account Holders; and

      (4)   Other Members.

      Any shares of Common Stock not subscribed for in the Subscription Offering may be offered in the Direct Community Offering in the following order of priority:

      (a) Natural persons residing in Pierce County and the City of Federal Way of the State of Washington, the county and city in which the Bank maintains offices; and

      (b)   The general public.

      Any shares of Common Stock not subscribed for in the Direct Community Offering, if any, may be offered to certain members of the general public on a best efforts basis by a syndicate of broker-dealers in a Syndicated Community Offering.

      The Plan also provides for the establishment of a Liquidation Account by the Bank for the benefit of all Eligible Account Holders and any Supplemental Eligible Account Holders in an amount equal to the total net worth of the Bank as of the date of the latest statement of financial condition contained in the final Prospectus issued in connection with the Conversion. The establishment of the Liquidation Account will not operate to restrict the use or application of any of the net worth accounts of the Converted Bank. The account holders will have an inchoate interest in a proportionate amount of the Liquidation Account with respect to each savings account held and will be paid by the Converted Bank in event of liquidation prior to any liquidation distribution being made with respect to capital stock.

      Following the Stock Conversion, voting rights in the Converted Bank shall be vested in the sole holder of stock in the Converted Bank, which will be the Holding Company. Voting rights in the Holding Company after the Stock Conversion will be vested in the holders of the Common Stock.

                                                          BREYER & ASSOCIATES PC
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Boards of Directors
Rainier Pacific Savings Bank
Rainier Pacific Financial Group, Inc.
June 20, 2003
Page 5

      The Stock Conversion will not interrupt the business of the Bank. The Converted Bank will continue to engage in the same business as the Bank immediately prior to the Stock Conversion, and the Converted Bank will continue to have its savings accounts insured by the BIF. Each depositor will retain a withdrawable savings account or accounts equal in dollar amount to, and on the same terms and conditions as, the withdrawable account or accounts at the time of Stock Conversion except to the extent funds on deposit are used to pay for Common Stock purchased in the Stock Conversion. All loans of the Bank will remain unchanged and retain their same characteristics in the Converted Bank.

      The Plan must be approved by the FDIC and the Division and by an affirmative vote of at least a majority of the total votes eligible to be cast at a meeting of the Bank's members called to vote on the Plan.

      Immediately prior to the Conversion, the Bank will have a positive net worth determined in accordance with generally accepted accounting principles.

                                     OPINION

      Based on the foregoing and in reliance thereon, and subject to the conditions stated herein, it is our opinion that the following federal income tax consequences will result from the proposed transaction.

      1. The Stock Conversion will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"), and no gain or loss will be recognized to either the Bank or the Converted Bank as a result of the Stock Conversion (see Rev. Rul. 80-105, 1980-1 C.B. 78).

      2. The assets of the Bank will have the same basis in the hands of the Converted Bank as in the hands of the Bank immediately prior to the Stock Conversion (Section 362(b) of the Code).

      3. The holding period of the assets of the Bank to be received by the Converted Bank will include the period during which the assets were held by the Bank prior to the Stock Conversion (Section 1223(2) of the Code).

      4. No gain or loss will be recognized by the Converted Bank on the receipt of money from the Holding Company in exchange for shares of common stock of the Converted Bank (Section 1032(a) of the Code). The Holding Company will be transferring solely cash to the Converted Bank in exchange for all the outstanding

                                                          BREYER & ASSOCIATES PC
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Boards of Directors
Rainier Pacific Savings Bank
Rainier Pacific Financial Group, Inc.
June 20, 2003
Page 6

            capital stock of the Converted Bank and therefore will not recognize any gain or loss upon such transfer (Section 351(a) of the Code; see Rev. Rul. 69-357, 1969-1 C.B. 101).

      5. No gain or loss will be recognized by the Holding Company upon receipt of money from shareholders in exchange for shares of Common Stock (Section 1032(a) of the Code).

      6. No gain or loss will be recognized by the Eligible Account Holders and Supplemental Eligible Account Holders of the Bank upon the issuance to them of deposit accounts in the Converted Bank in the same dollar amount and on the same terms and conditions in exchange for their deposit accounts in the Bank held immediately prior to the Stock Conversion (Section 1001(a) of the Code; Treas. Reg. ss.1.1001-1(a)).

      7. The tax basis of the Eligible Account Holders' and Supplemental Eligible Account Holders' savings accounts in the Converted Bank received as part of the Stock Conversion will equal the tax basis of such account holders' corresponding deposit accounts in the Bank surrendered in exchange therefor (Section 1012 of the Code).

      8. Gain or loss, if any, will be realized by the deposit account holders of the Bank upon the constructive receipt of their interest in the liquidation account of the Converted Bank and on the nontransferable subscription rights to purchase stock of the Holding Company in exchange for their proprietary rights in the Bank. Any such gain will be recognized by the Bank deposit account holders, but only in an amount not in excess of the fair market value of the liquidation account and subscription rights received. (Section 1001 of the Code; Paulsen v. Commissioner, 469 U.S. 131 (1985); Rev. Rul. 69-646, 1969-2 C.B. 54.)

      9. The basis of each account holder's interest in the Liquidation Account received in the Stock Conversion and to be established by the Converted Bank pursuant to the Stock Conversion will be equal to the value, if any, of that interest.

      10. No gain or loss will be recognized upon the exercise of a subscription right in the Stock Conversion (Rev. Rul. 56-572, 1956-2 C.B. 182).

      11. The basis of the Common Stock acquired in the Stock Conversion will be equal to the purchase price of such stock, increased, in the case of such stock acquired

                                                          BREYER & ASSOCIATES PC
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Boards of Directors
Rainier Pacific Savings Bank
Rainier Pacific Financial Group, Inc.
June 20, 2003
Page 7

            pursuant to the exercise of subscription rights, by the fair market value, if any, of the subscription rights exercised (Section 1012 of the Code).

      12. The holding period of the Common Stock acquired in the Stock Conversion pursuant to the exercise of subscription rights will commence on the date on which the subscription rights are exercised (Section 1223(6) of the Code). The holding period of the Common Stock acquired in the Direct Community Offering or Syndicated Community Offering will commence on the date following the date on which such stock is purchased (Rev. Rul. 70-598, 1970-2 C.B. 168; Rev. Rul. 66-97, 1966-1 C.B. 190).

                                SCOPE OF OPINION

      No opinion is expressed as to the tax treatment of the transaction under the provisions of any of the other sections of the Code and Treasury Regulations which may also be applicable thereto, or to the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction which are not specifically covered by the items set forth above.

      Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any federal, state, local, foreign or other tax considerations. If any of the information upon which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the case law, Code, Treasury Regulations thereunder and Internal Revenue Service rulings as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

      Regarding the valuation of subscription rights, we understand that the Bank has received the opinion of RP Financial, LC. dated June 6, 2003 to the effect that the subscription rights have no ascertainable market value. We express no opinion regarding the valuation of the subscription rights.

                                                          BREYER & ASSOCIATES PC
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Boards of Directors
Rainier Pacific Savings Bank
Rainier Pacific Financial Group, Inc.
June 20, 2003
Page 8

                                    CONSENTS

      We hereby consent to the filing of this opinion with the Division and the FDIC as an exhibit to the Application for Approval of Conversion.

      We also hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference on our firm in the Prospectus, which is a part of the Registration Statement, under the headings "Rainier Pacific Bank's Conversion - Effects of the Conversion - Tax Effects of the Conversion" and "Legal and Tax Opinions."

                                        Very truly yours,

                                        /s/ Breyer & Associates PC

                                        BREYER & ASSOCIATES PC